Exhibit 10.2

Rithm Perpetual Life Residential Trust

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of the _____ day of _________, 2025, by and between Rithm Perpetual Life Residential Trust, a Maryland statutory trust (the “Trust”), and ____________________ (“Indemnitee”).

WHEREAS, at the request of the Trust, Indemnitee will serve or currently serves as [a trustee] [and] [an officer] of the Trust and may, therefore, be subjected to claims, suits or proceedings arising as a result of such service;

WHEREAS, as an inducement to Indemnitee to serve or continue to serve in such capacity, the Trust has agreed to indemnify Indemnitee and to advance expenses and costs incurred by Indemnitee in connection with any such claims, suits or proceedings, to the maximum extent permitted by law;

WHEREAS, the Trust’s Amended and Restated Declaration of Trust, as amended from time to time (the “Declaration of Trust”), require the Trust to indemnify and pay or reimburse reasonable expenses to its trustees and officers to the maximum extent permitted by Maryland law as in effect from time to time; and

WHEREAS, the parties to this Agreement desire to set forth their agreement regarding indemnification and advance of expenses and to supersede any prior agreement to which the Trust and Indemnitee are parties regarding the same; provided that this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Declaration of Trust or bylaws of the Trust, any agreement entered into after the date hereof or a resolution of the shareholders entitled to vote generally in the election of trustees or of the Trust’s board of trustees (the “Board of Trustees”), or otherwise;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Trust and Indemnitee do hereby covenant and agree as follows:

Section 1.         Definitions. For purposes of this Agreement:

(a)            “Change in Control” means a change in control of the Trust occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Trust is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if, after the Effective Date (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Trust representing 50% or more of the combined voting power of all of the Trust’s then-outstanding securities entitled to vote generally in the election of trustees without the prior approval of at least two-thirds of the members of the Board of Trustees in office immediately prior to such person’s attaining such percentage interest; (ii) the Trust is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least two-thirds of the members of the Board of Trustees then in office, as a consequence of which members of the Board of Trustees in office immediately prior to such transaction or event constitute less than a majority of the Board of Trustees thereafter; or (iii) at any time, a majority of the members of the Board of Trustees are not individuals (A) who were trustees as of the Effective Date or (B) whose election by the Board of Trustees or nomination for election by the Trust’s shareholders was approved by the affirmative vote of at least two-thirds of the trustees then in office who were trustees as of the Effective Date or whose election or nomination for election was previously so approved.

(b)            “Trust Status” means the status of a person as a present or former trustee, officer, employee or agent of the Trust or as a trustee, director, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Trust. As a clarification and without limiting the circumstances in which Indemnitee may be serving at the request of the Trust, service by Indemnitee shall be deemed to be at the request of the Trust: (i) if Indemnitee serves or served as a trustee, director, officer, partner, manager, managing member, fiduciary, employee or agent of any real estate investment trust, corporation, partnership, limited liability company, joint venture, trust or other enterprise (1) of which a majority of the voting power or equity interest is or was owned directly or indirectly by the Trust or (2) the management of which is controlled directly or indirectly by the Trust and (ii) if, as a result of Indemnitee’s service to the Trust or any of its affiliated entities, Indemnitee is subject to duties to, or required to perform services for, an employee benefit plan or its participants or beneficiaries, including as a deemed fiduciary thereof.

(c)            “Disinterested Trustee” means a trustee of the Trust who is not and was not a party to the Proceeding in respect of which indemnification and/or advance of Expenses is sought by Indemnitee.

(d)            “Effective Date” means the date set forth in the first paragraph of this Agreement.

(e)            “Expenses” means any and all reasonable and out-of-pocket attorneys’ fees and costs, retainers, court costs, arbitration and mediation costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties and any other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in or otherwise participating in a Proceeding. Expenses shall also include Expenses incurred in connection with any appeal resulting from any Proceeding, including, without limitation, the premium for, security for and other costs relating to any cost bond, supersedes bond or other appeal bond or its equivalent.

(f)             “Independent Counsel” means a law firm, or a partner (or, if applicable, member) of a such a law firm, that is experienced in matters of corporation and statutory trust law and neither presently is, nor in the past five years has been, retained to represent: (i) the Trust or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements), or (ii) any other party to or participant or witness in the Proceeding giving rise to a claim for indemnification or advance of Expenses hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Trust or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

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(g)            “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, claim, demand or discovery request or any other actual, threatened or completed proceeding, whether brought by or in the right of the Trust or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative (formal or informal) nature, including any appeal therefrom, except one pending or completed on or before the Effective Date, unless otherwise specifically agreed in writing by the Trust and Indemnitee. If Indemnitee reasonably believes that a given situation may lead to or culminate in the institution of a Proceeding, such situation shall also be considered a Proceeding.

Section 2.         Services by Indemnitee. Indemnitee serves or will serve in the capacity or capacities set forth in the first WHEREAS clause above. However, this Agreement shall not impose any independent obligation on Indemnitee or the Trust to continue Indemnitee’s service to the Trust. This Agreement shall not be deemed an employment contract between the Trust (or any other entity) and Indemnitee.

Section 3.         General. The Trust shall indemnify, and advance Expenses to, Indemnitee (a) as provided in this Agreement and (b) otherwise to the maximum extent permitted by Maryland law in effect on the Effective Date and as amended from time to time; provided, however, that no change in Maryland law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Maryland law as in effect on the Effective Date. Subject to the limitations in Section 5 of this Agreement, the rights of Indemnitee provided in this Section 3 shall include, without limitation, the rights set forth in the other sections of this Agreement and any additional indemnification permitted by the Maryland General Corporation Law (the “MGCL”), including, without limitation, Section 2-418 of the MGCL, as applicable to a Maryland statutory trust by virtue of Section 12-403(b) of the Maryland Statutory Trust Act (the “MSTA”).

Section 4.         Standard for Indemnification. Subject to the limitations in Section 5 of this Agreement, if, by reason of Indemnitee’s Trust Status, Indemnitee is, or is threatened to be, made a party to any Proceeding, the Trust shall indemnify Indemnitee against all judgments, penalties, fines and amounts paid in settlement and, subject to Section 6 and delivery by Indemnitee of the written affirmation and acknowledgement required under Section 7 or as may be required under Section 8 of this Agreement, all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any such Proceeding unless it is established that the act or omission of Indemnitee giving rise to the Proceeding was the result of gross negligence, fraud or intentional misconduct.

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Section 5.         Certain Limits on Indemnification and Advance of Expenses. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to:

(a)            indemnification hereunder if the Proceeding was one by or in the right of the Trust and Indemnitee is adjudged, in a final adjudication of the Proceeding not subject to further appeal, to be liable to the Trust; or

(b)            indemnification or advance of Expenses hereunder if the Proceeding was brought by Indemnitee, unless: (i) the Proceeding was brought to enforce indemnification under this Agreement, and then only to the extent in accordance with and as authorized by Section 11 of this Agreement, or (ii) the Board of Trustees or an agreement approved by the Board of Trustees to which the Trust is a party expressly provide otherwise.

Section 6.         Indemnification for Expenses of an Indemnitee Who is Wholly or Partially Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee was or is, by reason of Indemnitee’s Trust Status, made a party to (or otherwise becomes a participant in) any Proceeding and is successful, on the merits or otherwise, in the defense of such Proceeding, the Trust shall indemnify Indemnitee for all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Trust shall indemnify Indemnitee under this Section 6 for all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each such claim for which they were meritorious, issue or matter, allocated on a reasonable and proportionate basis. For purposes of this Section 6 and, without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 7.         Advance of Expenses for Indemnitee. If, by reason of Indemnitee’s Trust Status, Indemnitee is, or is threatened to be, made a party to any Proceeding, the Trust shall, without requiring a preliminary determination of Indemnitee’s ultimate entitlement to indemnification hereunder, advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with such Proceeding. The Trust shall make such advance of incurred Expenses within ten days after the receipt by the Trust of a statement or statements requesting such advance from time to time, whether prior to or after final disposition of such Proceeding, which advance may be in the form of, in the reasonable discretion of Indemnitee (but without duplication), (a) payment of such Expenses directly to third parties on behalf of Indemnitee, (b) advance of funds to Indemnitee in an amount sufficient to pay such Expenses or (c) reimbursement to Indemnitee for Indemnitee’s payment of such Expenses. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written affirmation by Indemnitee and a written undertaking by or on behalf of Indemnitee, in substantially the form attached hereto as Exhibit A or in such form as may be required under applicable law as in effect at the time of the execution thereof. To the extent that Expenses advanced to Indemnitee do not relate to a specific claim, issue or matter in the Proceeding, such Expenses shall be allocated on a reasonable and proportionate basis. The undertaking required by this Section 7 shall be an unlimited general obligation by or on behalf of Indemnitee and shall be accepted without reference to Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor.

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Section 8.         Indemnification and Advance of Expenses as a Witness or Other Participant. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is or may be, by reason of Indemnitee’s Trust Status, made a witness or otherwise asked to participate in any Proceeding, whether instituted by the Trust or any other person, and to which Indemnitee is not a party, Indemnitee shall be advanced and indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith within ten days after the receipt by the Trust of a statement or statements requesting any such advance or indemnification from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee. In connection with any such advance of Expenses, the Trust may require Indemnitee to provide an undertaking and affirmation substantially in the form attached hereto as Exhibit A or in such form as may be required under applicable law as in effect at the time of execution thereof.

Section 9.         Procedure for Determination of Entitlement to Indemnification.

(a)            To obtain indemnification under this Agreement, Indemnitee shall submit to the Trust a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary or appropriate to determine whether and to what extent Indemnitee is entitled to indemnification. Indemnitee may submit one or more such requests from time to time and at such time(s) as Indemnitee deems appropriate in Indemnitee’s sole discretion. The officer of the Trust receiving any such request from Indemnitee shall, promptly upon receipt of such a request for indemnification, advise the Board of Trustees in writing that Indemnitee has requested indemnification.

(b)            Upon written request by Indemnitee for indemnification pursuant to Section 9(a) above, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall promptly be made in the specific case: (i) if a Change in Control has occurred, by Independent Counsel, in a written opinion to the Board of Trustees, a copy of which shall be delivered to Indemnitee, which Independent Counsel shall be selected by Indemnitee and approved by the Board of Trustees in accordance with Section 2-418(e)(2)(ii) of the MGCL, which approval shall not be unreasonably withheld; or (ii) if a Change in Control has not occurred, (A) by a majority vote of the Disinterested Trustees or by the majority vote of a group of Disinterested Trustees designated by the Disinterested Trustees to make the determination, (B) if Independent Counsel has been selected by the Board of Trustees in accordance with Section 2-418(e)(2)(ii) of the MGCL and approved by Indemnitee, which approval shall not be unreasonably withheld or delayed, by Independent Counsel, in a written opinion to the Board of Trustees, a copy of which shall be delivered to Indemnitee or (C) if so directed by the Board of Trustees, by the shareholders of the Trust, other than trustees or officers who are parties to the Proceeding. If it is so determined that Indemnitee is entitled to indemnification, the Trust shall make payment for the Expenses to Indemnitee within ten days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary or appropriate to such determination in the discretion of the Board of Trustees or Independent Counsel if retained pursuant to clause (ii)(B) of this Section 9(b). Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Trust (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Trust shall indemnify and hold Indemnitee harmless therefrom.

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(c)            The Trust shall pay the reasonable and documented fees and expenses of Independent Counsel retained pursuant to clause (ii)(B) of Section 9(b), if one is appointed.

Section 10.       Presumptions and Effect of Certain Proceedings.

(a)            In making any determination with respect to entitlement to indemnification hereunder, the person or persons (including any court having jurisdiction over the matter) making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9(a) of this Agreement, and the Trust shall have the burden of overcoming that presumption in connection with the making of any determination contrary to that presumption.

(b)            The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, upon a plea of nolo contendere or its equivalent, or entry of an order of probation prior to judgment, does not create a presumption that Indemnitee did not meet the requisite standard of conduct described herein for indemnification.

(c)            The knowledge and/or actions, or failure to act, of any other trustee, officer, employee or agent of the Trust or any other trustee, director, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise shall not be imputed to Indemnitee for purposes of determining any other right to indemnification under this Agreement.

Section 11.       Remedies of Indemnitee.

(a)            If (i) a determination is made pursuant to Section 9(b) of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advance of Expenses is not timely made pursuant to Sections 7 or 8 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 9(b) of this Agreement within 60 days after receipt by the Trust of the request for indemnification, (iv) payment of indemnification is not made pursuant to Sections 6 or 8 of this Agreement within ten days after receipt by the Trust of a written request therefor, or (v) payment of indemnification pursuant to any other section of this Agreement or the Declaration of Trust or bylaws of the Trust is not made within ten days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled, at Indemnitee’s option, to an adjudication in an appropriate court located in the State of Maryland having subject matter jurisdiction thereof and in which venue is proper of Indemnitee’s entitlement to indemnification or advance of Expenses. Indemnitee shall commence a proceeding seeking an adjudication within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 11(a); provided, however, that the foregoing clause shall not apply to a proceeding brought by Indemnitee to enforce Indemnitee’s rights under Section 6 of this Agreement. The Trust shall not oppose Indemnitee’s right to seek any such adjudication.

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(b)            In any judicial proceeding commenced pursuant to this Section 11, Indemnitee shall be presumed to be entitled to indemnification or assuming that Indemnitee shall have delivered the affirmation and undertaking required under Section 7 hereof or Section 8 hereof, as applicable advance of Expenses, as the case may be, under this Agreement and the Trust shall have the burden of proving that Indemnitee is not entitled to indemnification or advance of Expenses, as the case may be. If Indemnitee commences a judicial proceeding pursuant to this Section 11, Indemnitee shall not be required to reimburse the Trust for any advances made by the Trust pursuant to Section 7 of this Agreement until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed). The Trust shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding commenced pursuant to this Section 11 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Trust is bound by all of the provisions of this Agreement.

(c)            If a determination shall have been made pursuant to Section 9(b) of this Agreement that Indemnitee is entitled to indemnification, the Trust shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 11, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification that was not disclosed in connection with the determination.

(d)            In the event that Indemnitee is successful in seeking, pursuant to this Section 11, a judicial adjudication of Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Trust, and shall be indemnified by the Trust for, any and all Expenses actually and reasonably incurred by Indemnitee in such judicial adjudication. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advance of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication shall be appropriately prorated.

(e)            Interest shall be paid by the Trust to Indemnitee at the maximum rate allowed to be charged for judgments under the Courts and Judicial Proceedings Article of the Annotated Code of Maryland for amounts which the Trust pays or is obligated to pay for the period (i) commencing with either the tenth day after the date on which the Trust was requested to advance Expenses in accordance with Sections 7 or 8 of this Agreement or the 60th day after the date on which the Trust was requested to make the determination of entitlement to indemnification under Section 9(b) of this Agreement, as applicable, and (ii) ending on the date such payment is made to Indemnitee by the Trust.

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Section 12.       Defense of the Underlying Proceeding.

(a)            Indemnitee shall notify the Trust promptly in writing upon being served with any summons, citation, subpoena, complaint, indictment, request or other document relating to any Proceeding which may result in the right to indemnification or the advance of Expenses hereunder and shall include with such notice a description of the nature of the Proceeding and a summary of the facts underlying the Proceeding. The failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to indemnification or the advance of Expenses under this Agreement unless the Trust’s ability to defend in such Proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Trust is thereby actually so prejudiced.

(b)            Subject to the provisions of the last sentence of this Section 12(b) and of Section 12(c) below, the Trust shall have the right to defend Indemnitee in any Proceeding which may give rise to indemnification hereunder; provided, however, that the Trust shall notify Indemnitee of any such decision to defend within 15 days following receipt of notice of any such Proceeding under Section 12(a) above. The Trust shall not, without the prior written consent of Indemnitee, which shall not be unreasonably withheld or delayed, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise with respect to Indemnitee which (i) includes an admission of fault of Indemnitee, (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee, or (iii) would impose any Expense, judgment, fine, penalty or limitation on Indemnitee. This Section 12(b) shall not apply to a Proceeding brought by Indemnitee under Section 11 of this Agreement.

(c)            Notwithstanding the provisions of Section 12(b) above, if in a Proceeding to which Indemnitee is a party by reason of Indemnitee’s Trust Status, (i) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Trust, which approval shall not be unreasonably withheld or delayed, that Indemnitee may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such Proceeding, (ii) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Trust, which approval shall not be unreasonably withheld or delayed, that an actual or apparent conflict of interest or potential conflict of interest exists between Indemnitee and the Trust, or (iii) if the Trust fails to assume the defense of such Proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice, subject to the prior approval of the Trust, which approval shall not be unreasonably withheld or delayed, at the expense of the Trust. In addition, if the Trust fails to comply with any of its obligations under this Agreement or in the event that the Trust or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, subject to the prior approval of the Trust, which approval shall not be unreasonably withheld or delayed, at the expense of the Trust (subject to Section 11(d) of this Agreement), to represent Indemnitee in connection with any such matter.

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Section 13.       Non-Exclusivity; Survival of Rights; Subrogation.

(a)            The rights of indemnification and advance of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Declaration of Trust or bylaws of the Trust, any agreement or a resolution of the shareholders entitled to vote generally in the election of trustees or of the Board of Trustees, or otherwise. Unless consented to in writing by Indemnitee, no amendment, alteration or repeal of the Declaration of Trust or bylaws of the Trust, this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Trust Status prior to such amendment, alteration or repeal, regardless of whether a claim with respect to such action or inaction is raised prior or subsequent to such amendment, alteration or repeal. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right or remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prohibit the concurrent assertion or employment of any other right or remedy.

(b)            The Trust hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by Rithm Capital Corp., a Delaware corporation, and certain of its affiliates (collectively, the “Rithm Indemnitors”). The Trust hereby agrees (i) that, as between the Trust and the Rithm Indemnitors, the Trust is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Rithm Indemnitors to advance Expenses or to provide indemnification for the same Expenses or liabilities incurred by Indemnitee are secondary), (ii) that the Trust shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Declaration of Trust or bylaws of the Trust (or any other agreement between the Trust and Indemnitee), without regard to any rights Indemnitee may have against the Rithm Indemnitors, and, (iii) that the Trust irrevocably waives, relinquishes and releases the Rithm Indemnitors from any and all claims against the Rithm Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Trust further agrees that no advancement or payment by the Rithm Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Trust shall affect the foregoing and the Rithm Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Trust. The Trust and Indemnitee agree that the Rithm Indemnitors are express third party beneficiaries of the terms of this Section 13.

(c)            In the event of any payment under this Agreement, the Trust shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Trust to bring suit to enforce such rights.

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Section 14.       Insurance.

(a)            The Trust will use its reasonable best efforts to acquire trustees and officers liability insurance, on terms and conditions deemed appropriate by the Board of Trustees, with the advice of counsel, covering Indemnitee or any claim made against Indemnitee by reason of Indemnitee’s Trust Status and covering the Trust for any indemnification or advance of Expenses made by the Trust to Indemnitee for any claims made against Indemnitee by reason of Indemnitee’s Trust Status. In the event of a Change in Control, the Trust shall maintain in force any and all trustees and officers liability insurance policies that were maintained by the Trust immediately prior to the Change in Control for a period of six years with the insurance carrier or carriers and through the insurance broker in place at the time of the Change in Control; provided, however, (i) if the carriers will not offer the same policy and an expiring policy needs to be replaced, a policy substantially comparable in scope and amount shall be obtained and (ii) if any replacement insurance carrier is necessary to obtain a policy substantially comparable in scope and amount, such insurance carrier shall have an AM Best rating that is the same or better than the AM Best rating of the existing insurance carrier; provided, further, however, in no event shall the Trust be required to expend in the aggregate in excess of 250% of the annual premium or premiums paid by the Trust for trustees and officers liability insurance in effect on the date of the Change in Control. In the event that 250% of the annual premium paid by the Trust for such existing trustees and officers liability insurance is insufficient for such coverage, the Trust shall spend up to that amount to purchase such lesser coverage as may be obtained with such amount. Notwithstanding anything contained herein to the contrary, the Trust is the primary indemnitor, and any indemnification or advancement obligation of any other person is secondary.

(b)            Without in any way limiting any other obligation under this Agreement, the Trust shall indemnify Indemnitee for any payment by Indemnitee which would otherwise be indemnifiable hereunder arising out of the amount of any deductible or retention and the amount of any excess of the aggregate of all judgments, penalties, fines, settlements and Expenses incurred by Indemnitee in connection with a Proceeding over the coverage of any insurance referred to in Section 14(a). The purchase, establishment and maintenance of any such insurance shall not in any way limit or affect the rights or obligations of the Trust or Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Trust and Indemnitee shall not in any way limit or affect the rights or obligations of the Trust under any such insurance policies. If, at the time the Trust receives notice from any source of a Proceeding to which Indemnitee is a party or a participant (as a witness or otherwise) the Trust has trustee and officer liability insurance in effect, the Trust shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.

(c)            The Indemnitee shall cooperate with the Trust or any insurance carrier of the Trust with respect to any Proceeding.

Section 15.       Coordination of Payments. The Trust shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable or payable or reimbursable as Expenses hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

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Section 16.       Contribution. If the indemnification provided in this Agreement is unavailable in whole or in part and may not be paid to Indemnitee for any reason, other than for failure to satisfy the standard of conduct set forth in Section 4 or due to the provisions of Section 5, then, with respect to any Proceeding in which the Trust is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permissible under applicable law, the Trust, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for Expenses, judgments, penalties, and/or amounts paid or to be paid in settlement, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Trust hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

Section 17.       Reports to Shareholders. To the extent required by the MGCL and the MSTA, the Trust shall report in writing to its shareholders the payment of any amounts for indemnification of, or advance of Expenses to, Indemnitee under this Agreement arising out of a Proceeding by or in the right of the Trust with the notice of the meeting of shareholders of the Trust next following the date of the payment of any such indemnification or advance of Expenses or prior to such meeting.

Section 18.       Duration of Agreement; Binding Effect.

(a)            This Agreement shall continue until and terminate on the later of (i) the date that Indemnitee shall have ceased to serve as a trustee, officer, employee or agent of the Trust or as a trustee, director, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Trust and (ii) the date that Indemnitee is no longer subject to any actual or possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 11 of this Agreement).

(b)            The indemnification and advance of Expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Trust), shall continue as to an Indemnitee who has ceased to be a trustee, officer, employee or agent of the Trust or a trustee, director, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic real estate investment trust, partnership, corporation, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Trust, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(c)            The Trust shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Trust, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent (to the maximum extent permitted by law) that the Trust would be required to perform if no such succession had taken place.

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(d)            The Trust and Indemnitee agree that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult to ascertain, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. Indemnitee shall further be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertakings in connection therewith. The Trust acknowledges that, in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court, and the Trust hereby waives any such requirement of such a bond or undertaking.

Section 19.       Severability. If any provision or provisions of this Agreement shall be held to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, void, illegal or otherwise unenforceable that is not itself invalid, void, illegal or otherwise unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, void, illegal or otherwise unenforceable, that is not itself invalid, void, illegal or otherwise unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 20.       Counterparts. This Agreement may be executed in one or more counterparts, (delivery of which may be by facsimile, or via e-mail as a portable document format (.pdf) or other electronic format), each of which will be deemed to be an original, and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one such counterpart. One such counterpart signed by the party against whom enforceability is sought shall be sufficient to evidence the existence of this Agreement.

Section 21.       Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 22.       Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor, unless otherwise expressly stated, shall such waiver constitute a continuing waiver.

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Section 23.       Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, on the day of such delivery, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)            If to Indemnitee, to the address set forth on the signature page hereto.

(b)            If to the Trust, to:

Rithm Perpetual Life Residential Trust

799 Broadway, 8th Floor

New York, NY 10003
Attention: Rithm Legal

Email: Group_RithmLegal@rithmcap.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
787 Seventh Avenue
New York, NY 10019
Attention:     Jason A. Friedhoff

Email: jfriedhoff@sidley.com

or to such other address as may have been furnished in writing to Indemnitee by the Trust or to the Trust by Indemnitee, as the case may be. A copy of each notice shall also be sent to the email address set forth herein.

Section 24.       Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without regard to its conflicts of laws rules.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

RITHM PERPETUAL LIFE RESIDENTIAL TRUST

By:
Name:
Title:

INDEMNITEE:

By:
Name:
Address:
Email:

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EXHIBIT A

AFFIRMATION AND UNDERTAKING TO REPAY EXPENSES ADVANCED

To: The Board of Trustees of Rithm Perpetual Life Residential Trust

Re: Affirmation and Undertaking

Ladies and Gentlemen:

This Affirmation and Undertaking is being provided pursuant to that certain Indemnification Agreement dated the _____ day of ______________, 20__, by and between Rithm Perpetual Life Residential Trust, a Maryland statutory trust (the “Trust”), and the undersigned Indemnitee (the “Indemnification Agreement”), pursuant to which I am entitled to advance of Expenses in connection with [Description of Proceeding] (the “Proceeding”).

Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.

I am subject to the Proceeding by reason of my Trust Status or by reason of alleged actions or omissions by me in such capacity. I hereby affirm my good faith belief that at all times, insofar as I was involved as [a trustee] [and] [an officer] of the Trust, no act or omission of mine giving rise to the Proceeding was the result of gross negligence or intentional misconduct.

In consideration of the advance by the Trust for Expenses incurred by me in connection with the Proceeding (the “Advanced Expenses”), I hereby agree that if, in connection with the Proceeding, it is established that an act or omission of mine giving rise to the Proceeding was the result of gross negligence or intentional misconduct , then I shall promptly reimburse the portion of the Advanced Expenses relating to the claims, issues or matters in the Proceeding as to which the foregoing findings have been established.

IN WITNESS WHEREOF, I have executed this Affirmation and Undertaking on this ___ day of ____________________, 20____.

Name: